Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Ambermax II Corporation
Loveland, Colorado

We consent to the use in this Registration Statement of Ambermax II Corporation on Form 10 of our audit report, dated January 17, 2007, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Accountants” in the Prospectus.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
February 1, 2007